Exhibit 10.7

Form of Promissory Note

PROMISSORY NOTE

$_______	As of January 28, 2008

United Services Management Corporation, a Delaware corporation (“Maker”) promises to pay to the order of [_______________________] (“Payee”) the principal sum of [________________] Dollars ($[________]) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this Promissory Note (this “Note”) shall be repayable on the earlier of (i) January 27, 2009 or (ii) the date upon which Maker consummates an initial public offering of its securities.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, second to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Representations and Warranties. Maker represents and warrants as of the date hereof as follows:

(a) The execution and delivery by Maker of this Note, the borrowing by Maker of the principal of this Note and the performance of its obligations under this Note do not and will not: (i) contravene any additional documents of which Maker is a signatory; (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Maker; (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Maker is a party or by which its properties may be bound or affected; (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Maker; or (v) cause Maker to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(b) This Note is a legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms and provisions, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

5. Events of Default. The following shall constitute “Events of Default”:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile, or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

United Services Management Corporation
888 Seventh Avenue, 17th Floor

New York, New York 10019

Attention: Chief Executive Officer

If to Payee:

[__________________]

[__________________]

[__________________]

[__________________]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to any conflict of law principles.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

UNITED SERVICES MANAGEMENT CORPORATION
By:
Alan S. Bernikow Chief Financial Officer